
<ARTICLE> OPUR3
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MINNESOTA
POWER'S CONSOLIDATED BALANCE SHEET AND STATEMENT OF INCOME FOR THE PERIOD ENDED
DECEMBER 31, 1999, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                   2,313
<TOTAL-OPERATING-REVENUES>                       1,132
<NET-INCOME>                                        68<F1>

<F1>Included a $36.2 million non-cash charge related to the merger of Capital Re
Corporation with ACE Limited. See Note 9 to Minnesota Power's Consolidated Financial Statements filed as part of the Company's 1999 Form 10-K.

